                                                                   Exhibit 10.3

                                                                   Confidential
                                                       Reg. No. 1409 Copy No. 1

                                     LICENSE
                          FOR THE RIGHT OF SUBSOIL USE

       XMH                                     00757                         HP
series XMH        round seal           number  10586         type of license HE

ISSUED   TO     Open Joint Stock Company
                ---------------------------------------------------------------
                "Nazymgeodobycha"
-------------------------------------------------------------------------------
                (business operating entity -holder of this license)

REPRESENTED BY  Pershin Alexander Pavlovitch, the General Director
                ---------------------------------------------------------------
                (full name of the person representing business operating entity)

FOR THE PURPOSE OF AND FOR THE FOLLOWING TYPES OF OPERATIONS: geological study of subsoil, prospecting and production of oil and gas within BOLSHOYE licensed area

SUBSOIL PLOT IS LOCATED in Beloyarski and Oktiabrski districts of Khanty Mansiysk Autonomous Okrug, Tuymen Region
-------------------------------------------------------------------------------
                   (name of district, region, area, republic)

DESCRIPTION OF THE BOUNDARIES OF THE SUBSOIL PLOT, COORDINATES OF THE ANGLE POINTS, THE COPIES OF THE SURVEY PLANS AND CROSS - SECTIONS, ETC., ARE ATTACHED IN ANNEXES NO. 1,2.
           (# of Annex)

THE RIGHT FOR USE OF LAND PLOTS RECEIVED FROM
-------------------------------------------------------------------------------
      (name of the body, issuing permission, number and date of resolution)

THE COPIES OF THE DOCUMENTS AND THE DESCRIPTION OF A LAND PLOT ARE ATTACHED IN ANNEX
-------------------------------------------------------------------------------
                       (number of Annex, number of pages)

SUBSOIL PLOT HAS THE STATUS OF subsoil allotment
                               ------------------------------------------------
                                       (geological or subsoil allotment)

THE EXPIRATION DATE OF THIS LICENSE  05/06/2018

Ministry for natural resources       Khanty-Mansiysk Autonomous Okrug
of Russian Federation                Committee for natural resources
Russian Federal geological fund      Territorial Fund of geological information
REGISTERED                           REGISTERED
02/18/1998                           03/25/1998
In the registrar No.630/KMN 10586-NE In the registrar No. KMN 00757-NR

THE FOLLOWING DOCUMENTS ARE THE INTEGRAL PARTS OF THIS LICENSE:

1. License Agreement on prospecting and production of oil and gas within Bolshoye licensed area - 19 pages
-------------------------------------------------------------------------------
                          (document, number of pages)

2. Topographic Plan of Bolshoye license area - 1 sheet
-------------------------------------------------------------------------------








AUTHORIZED REPRESENTATIVE OF THE MINISTRY OF               AUTHORIZED REPRESENTATIVE OF THE STATE BODY OF
NATURAL RESOURCES                                          THE SUBJECT OF FEDERATION
Chairman of the Committee of Natural Resources             Head of the Administration of Khanty-Mansiysk
----------------------------------------------             ----------------------------------------------
Khanty-Mansiysk Autonomous Okrug                           Autonomous Okrug
----------------------------------------------             ----------------------------------------------
Sergeeva Nadezhda Alexandrovna                             Filipenko Alexander Vasilievich
----------------------------------------------             ----------------------------------------------

Round seal                                                 Round seal
Signature, date 19/01/97                                   Signature, date 01/22/98

              MANAGEMENT OF THE ENTERPRISE HOLDER OF THIS LICENSE:
               Pershin Alexander Pavlovitch, the General Director
              -----------------------------------------------------
                              OJSC Nazymgeodobycha
              -----------------------------------------------------

                                   Round seal
                            Signature, date 01/09/98

                                                                   Addendum No.1
                                                      To License XMH No 10586 HE

                                LICENSE AGREEMENT
                            ON OIL AND GAS PRODUCTION
                         IN THE BOLSHOYE LICENSED AREA,
                       WITHIN KHANTY-MANSI AUTONOMOUS AREA

                                    PREAMBLE

         This License Agreement (hereinafter referred to as the "Agreement") is made and entered into as a further development of the License Agreement of May 7, 1993 (License XMH No 00021 HE) concluded between the Ministry of Natural Resources of the Russian Federation (hereinafter referred to as the Ministry) acting as a federal unit of management of the state-owned mineral resources, the executive power of the Khanty-Mansi Autonomous Area represented by the Administration of the Khanty-Mansi Autonomous Area (hereinafter referred to as the Administration), jointly constituting a party of the Agreement on the one hand, and Open Joint Stock Company "NAZYMGEODOBYCHA" (hereinafter referred to as OJSC "NAZYMGEODOBYCHA") registered by the Administration of the Khanty-Mansi Autonomous Area, registration NoP-6582, dated June 2, 1997, on the other hand.

         The Agreement shall supersede and terminate original Addendum No.1 "License Agreement..." and Addendum No. 2 "Information on Angular Points" to License XMH No 0021 HE and be deemed an integral part of License XMH No 10586 HE issued on February 18, 1998.

         The License is re-registered pursuant to article 17-1 of the Federal Law "On Mineral Resources" as Open Joint Stock company "NAZYMGEODOBYCHA" is leaving Closed Joint Stock Company "Khantymansiyskneftehant" to be re-organized as a separate company.

         The Parties have agreed on the following:

                             ARTICLE 1. DEFINITIONS

         1.1. Unless otherwise expressly specified in this Agreement words used in singular include plural and words used in plural shall include singular.

         1.2. The Parties agreed upon the following meaning of the terms given below:

         BUDGET shall mean a document reflecting itemized earnings and expenditures of OJSC "NAZYMGEODOBYCHA "Oil Operations over a Calendar Year.

         CALENDAR YEAR shall mean a Gregorian year beginning from the date of registration and ending on December 31 of the same year. Subsequent years shall start on January 1 and end on December 31.

         COMMERCIAL DISCOVERY shall mean one or more fields or accumulations within the Licensed Area collectively or individually scheduled for commercial operation.

         OIL FIELD shall mean a subsurface accumulation of hydrocarbon deposits in one or several reservoirs or horizons located one under another and deemed a single occurrence for the purposes of efficient development.

         ROYALTY shall mean a payment for subsurface use.

         POOL shall mean a subsurface accumulation of hydrocarbon deposits within the same reservoir.

         OIL OPERATIONS shall mean any operations pertaining to oil field exploration, construction, development, production, transportation, storage and distribution of Hydrocarbons and any other works relating to operations contemplated hereunder.

         AUTHORITIES shall mean the Ministry of Natural Resources of the Russian Federation or its regional branch and the Administration of the Khanty-Mansi Autonomous Area authorized to regulate the use of mineral resources pursuant to the Law of the Russian Federation "On the Subsurface".

         PROGRAM shall mean a document describing a detailed scope of works under all types of the Oil Operations to be performed by OJSC "NAZYMGEODOBYCHA" during a Calendar Year.

         AGREEMENT shall mean this document and all addenda forming its integral part including any amendment, addition, substitution, etc. which may be made subsequently and upon approval by the Parties.

         PRODUCTION AREA shall mean a part of the Licensed Area allocated to OJSC "NAZYMGEODOBYCHA" to organize production of the oil field, which has a commercial definition.

         LICENSED AREA shall mean an area specified in Article 2 of this Agreement located within the boundaries and described in detail in Article 3 where the Authorities shall grant OJSC "NAZYMGEODOBYCHA" an exclusive right of oil and gas exploration and production.

         HYDROCARBONS (HC) shall mean an aggregate of solid, liquid and/or gaseous hydrocarbons and all other associated and co-produced substances including but not limited to Crude Oil, Natural and Associated Gas, Condensate and their products.

         CONDENSATE shall mean a natural mixture of light hydrocarbon compounds (C5 and higher) separated or extracted in a liquid state from Natural Gas.

         ASSOCIATED GAS shall mean gaseous hydrocarbons produced together with Crude Oil.

         NATURAL GAS shall mean hydrocarbons in gaseous state in the atmospheric environment at normal temperature and pressure as well as nitrogen, hydrogen sulfide, helium and other gases.

         CRUDE OIL shall mean a mixture of hydrocarbons and any associated substances extracted from wells in a liquid state at atmospheric pressure as well as bitumen, ozocerite and condensate obtained from Natural Gas.

         SUBSOIL ALLOTMENT shall mean a geometrized subsoil block granted to a subsoil user under a license for the development of mineral resources.

         GEOLOGICAL ALLOTMENT shall mean a subsurface area granted to a subsoil user under a license for geological study without material infringement of the integrity of the subsurface.

         LAND ALLOTMENT - a plot of land allotted to a user to carry out operations pertinent to the use of mineral resources.

         PLANNED CAPACITY shall mean output by year.

         ATTAINING PLANNED CAPACITY shall mean the date of commencement of field development subject to approved levels of oil and gas production.

         CCD shall mean the Central Commission for the Development of Oil and Gas Fields of the Ministry of Fuel and Energy of the Russian Federation.

         SER shall mean the State Expertise of Reserves of the Russian
Federation.

         RRC shall mean the Regional Reserves Commission.

         RCRD shall mean the Regional Commission for Reserves Development .

         CCR oil shall mean the Central Commission of the Russian Ministry of Natural Resources charged with state expertise of oil, natural gas and gas condensate reserves.

                         ARTICLE 2. SUBJECT OF AGREEMENT

         2.1. This Agreement shall set forth terms and conditions of oil and gas prospecting, estimation and production (including exploration) within the Licensed Area.

         2.2. The Agreement shall form an integral part of the License for use of mineral resources of the BOLSHOYE Licensed Area and specifies the basic terms of subsurface use to produce oil and gas (including exploration thereof) within the territory assigned the status of a subsoil allotment which depth is restricted by the bottom of lower formation U10 and geological allotment not limited by the depth designated on the survey map by angular points with coordinates given in the table below:

--------- --------------------- --------------------- -------- -------------------- ---------------------
  No.           Northern              Eastern            No.        Northern              Eastern
                latitude             longitude                      latitude             longitude
--------- --------------------- --------------------- -------- -------------------- ---------------------
   1            63 06 00              67 24 00           7          62 54 00              67 09 00
--------- --------------------- --------------------- -------- -------------------- ---------------------
   2            63 06 00              67 36 00           8          62 54 00              67 12 00
--------- --------------------- --------------------- -------- -------------------- ---------------------
   3            62 42 00              67 36 00           9          62 57 00              67 12 00
--------- --------------------- --------------------- -------- -------------------- ---------------------
   4            62 42 00              67 15 00          10          62 57 00              67 18 00
--------- --------------------- --------------------- -------- -------------------- ---------------------

--------- --------------------- --------------------- -------- -------------------- ---------------------
   5            62 45 00              67 15 00          11          63 03 00              67 18 00
--------- --------------------- --------------------- -------- -------------------- ---------------------
   6            62 45 00              67 09 00          12          63 03 00              67 24 00
--------- --------------------- --------------------- -------- -------------------- ---------------------


                   ARTICLE 3. DESCRIPTION OF THE LICENSED AREA

         3.1. The total size of the Agreement Area is 831.6 km(2).

         3.2. The Licensed Area includes the BOLSHOYE oil field located in the Beloyarski and Octyabrski districts as well as the adjacent territory marked with a borderline as specified in clause 2.2. of the Agreement.

         3.3. As of June 1, 1995, no ancestral lands are registered in the Licensed Area.

         3.4. The Licensed Area requires considerable scope of prospecting operations with the purpose of additional exploration of the pools.

                     ARTICLE 4. AUTHORIZATION OF OPERATIONS
                       AND DISPOSAL OF EXTRACTED RESOURCES

         4.1. OJSC "NAZYMGEODOBYCHA" shall be authorized to perform exploration, construction, development, production and sales of production extracted in the Licensed Area and other works required to attain the objectives hereof.

         4.2. Under this Agreement and applicable law of the Russian Federation and regulations of the Khanty-Mansi Autonomous Area the License holder (OJSC "NAZYMGEODOBYCHA") shall be granted title to the volume of produced hydrocarbons as specified in a bilateral acceptance certificate which confirms the metered quantity.

         The output shall be recorded by meters installed at the exit point of production from the Licensed Area (such meters shall comply with requirements for commercial meters).

         4.3. All stock of the wells drilled in the BOLSHOYE Licensed Area shall be delivered to the License Holder (OJSC "NAZYMGEODOBYCHA") pursuant to the "Regulations for the Delivery and Operation of Deep Oil and Gas Wells Drilled at the Cost of the Federal Budget and Reflected on Balance Sheets of State-Owned Survey Entities" approved by the Committee for the Mineral Resources of the Russian Federation (dated March 27, 1995), the State Committee of the Russian Federation for the Administration of State Property (dated August 7, 1995), Gosgortekhnadzor (the State Mining Inspectorate) (dated April 1, 1995) and the Ministry for Fuel and Energy of the Russian Federation and registered on September 25, 1995 by the Ministry of Justice of the Russian Federation, registration No. 953, within the time limits specified in this Regulation.

         Any wells abandoned or scheduled for abandonment which were constructed within the boundaries of the BOLSHOYE Licensed Area funded from the federal budget (including the mineral replacement tax rates) shall be delivered to OJSC "NAZYMGEODOBYCHA" ( License holder) to exercise supervision of their condition .

                                ARTICLE 5. TITLE

         5.1. OJSC "NAZYMGEODOBYCHA" may own, manage and dispose of the property acquired by OJSC "NAZYMGEODOBYCHA" from its profits and loans as provided for by applicable civil law. The owner shall be entitled to manage such property at his discretion provided it complies with applicable laws and regulations and does not infringe on legal interests of third parties.

         5.2. The provisions of clause 5.1. shall not be applicable either to a property belonging to a third party or a property leased by OJSC "NAZYMGEODOBYCHA".

                      ARTICLE 6. GEOLOGICAL SUBSURFACE DATA

         Initial data and results of its processing shall include those funded by the government and by OJSC "NAZYMGEODOBYCHA".The title to geological and other subsurface data shall be protected as provided for by applicable law of the Russian Federation.

         6.1. Under Article 27 of the Law "On Subsurface" any information funded by the government shall be deemed the property of the government. The Authorities shall cause the transfer to OJSC "NAZYMGEODOBYCHA" of geological data available in regional and district geological and geophysical databases in compliance with the Regulations for Storage, Use and Transfer of Subsurface Data Funded by the Government" dated November 15, 1994, No. 61/2952, approved by the Committee for Subsurface of the Russian Federation and the Administration of the Khanty-Mansi Autonomous Area.

         6.2. Additional subsurface data on the Licensed Area not included in the mandatory list compiled pursuant to approved industry instructions and regulations shall be acquired by OJSC "NAZYMGEODOBYCHA" under direct agreements with data producers in compliance with applicable law.

         Information on executed transactions shall be forwarded within 10 days to the regional branch of the Ministry of Natural Resources to be registered and kept confidential.

         6.3. The information on mineral resources and the results of its processing obtained at the expense of OJSC "NAZYMGEODOBYCHA" shall be deemed the property of OJSC "NAZYMGEODOBYCHA".

         OJSC "NAZYMGEODOBYCHA" shall forward such information to the Authorities free of charge, in the format and within the time limits stipulated by respective decisions of the Authorities, and shall define conditions for its use.

         6.4. OJSC "NAZYMGEODOBYCHA" is entitled to use for the production or research purposes 50% of the core sawn axially throughout the length. The rest core shall be deemed national ownership and state property and shall be kept at the enterprise in compliance with the valid requirements.

         In the event the Authorities decide to gather core material, OJSC "NAZYMGEODOBYCHA" shall pass the core to the Authorities free of charge.


                           ARTICLE 7. TERM OF VALIDITY

         7.1. Provisions of this Agreement shall come into effect on the date of re-registration of the License.

         7.2. The Agreement validity shall start on the date of re-registration of License pursuant to the Russian Federation Law " On Subsurface " and expire on May 6, 2018 together with expiration of the validity of original issued license XMH No 00021 HE.

         The Agreement validity may be extended by the Authorities on an initiative of OJSC "NAZYMGEODOBYCHA" in accordance with the approved field development project provided that OJSC "NAZYMGEODOBYCHA" fulfils the agreed-on Program of works as required by the Russian Federation Law " On Subsurface".

          7.3. OJSC "NAZYMGEODOBYCHA" shall be entitled to terminate the Agreement at any time sending a written notification to the Authorities ninety
(90) days prior to the desirable termination date. Such termination shall not exempt OJSC "NAZYMGEODOBYCHA" from fulfilling the outstanding obligations under the Agreement. The above obligations shall be met as required by the Agreement before delivering a termination notification.

         7.4.The Authorities shall be entitled to suspend or terminate the Agreement by delivering a written notification to OJSC "NAZYMGEODOBYCHA" in the events OJSC "NAZYMGEODOBYCHA" fails to meet the critical requirements which may be deemed a sound reason to terminate the Agreement pursuant to articles 20, 21 and 23 of the Law "On Subsurface" , articles 28 and 29 of the the Khanty-Mansi Autonomous Area Law "On the Use of Subsurface" , article 15 of the "Licensing Procedure for the Use of Subsurface " and the "Regulations for the Use of Subsurface in the Khanty-Mansi Autonomous Area" namely upon occurrence of any of the following events:


         -  OJSC "NAZYMGEODOBYCHA" bankruptcy;

         - failure to comply with the Requirements to and Special Conditions of Environmental Safety During the Development of Oil, Gas and Other Mineral Deposits in the Khanty-Mansi Autonomous Area issued by the Committee for Environment Protection and Natural Resources of the Khanty-Mansi Autonomous Area;

         - failure to comply with established terms and schedule of payments for subsurface use under applicable tax law. Each payment shall be deemed made on the date the payment order receipt;

         - development of the field contrary to the technology provided for by the Project resulting in abnormal losses of subsurface raw materials compared with established standards;

         - continuous non-observance of terms, schedules and volumes of providing the Authorities with data specified herein;

         - failure to conclude socio-economic agreements with the owners of ancestral lands located in the Licensed Area within periods specified herein;

         - lack or inoperativeness of well measuring equipment except for regular maintenance, repair or replacement within prescribed time limits or lack of control over the level of field production.

         - If this Agreement is terminated upon occurrence of any event described above OJSC "NAZYMGEODOBYCHA" shall have at least a ninety
            (90) days notice.

         7.5. OJSC "NAZYMGEODOBYCHA" shall be entitled to relinquish the entire licensed area and terminate the Agreement having notified the Authorities accordingly at lest three months prior to the termination date. In this case, it shall pay all outstanding debts and bring all the wells and other facilities to the technical condition required by the Authorities (conservation, dismantling, etc.). Upon signing a protocol on the secure condition of all facilities, OJSC "NAZYMGEODOBYCHA" shall be deemed exempt from all payments.

                ARTICLE 8. UNDERTAKINGS OF OJSC "NAZYMGEODOBYCHA"

         8.1. OJSC "NAZYMGEODOBYCHA" shall perform all works in compliance with subsurface, environmental and other laws and regulations of the Russian Federation, legal acts and regulations of the Khanty-Mansi Autonomous Area enacted under Russian law and applicable in the territory of the Khanty-Mansi Autonomous Area.

         8.2. OJSC "NAZYMGEODOBYCHA" shall develop the Licensed Area according to project specifications duly approved by the RCRD (CCD).

         8.3. OJSC "NAZYMGEODOBYCHA" shall provide required funding and procure or lease all equipment and materials required for operations as specified in the annual Program and Budget.

         8.4. OJSC "NAZYMGEODOBYCHA" shall bear full responsibility for the preparation and efficient implementation of the annual Program and Budget.

         8.5. When selecting contractors and subcontractors to supply machinery, equipment and materials, OJSC "NAZYMGEODOBYCHA" shall give preference to Russian vendors provided they are competitive (in terms of quality, conditions and warranties of timely delivery, prices, timely fulfillment, etc.).

         When selecting contractors and subcontractors to perform operations and services in the Licensed Area OJSC "NAZYMGEODOBYCHA" shall give preference to business entities incorporated and operating in the Khanty-Mansi Autonomous Area.

         8.6. OJSC "NAZYMGEODOBYCHA" shall perform all operations in a safe and proper way according to applicable rules and requirements, and take every effort to avoid adverse impact on environment including inter alia air, water, flora and fauna, other natural resources and property.

         In the event of failures, accidents or other emergencies, OJSC "NAZYMGEODOBYCHA" undertakes to deliver information within three hours to relevant authorities ( Autonomous Area Ecology Committee, Gosgortechnadzor, Department of Hazardous Situations) and shall take all possible steps to cope with an emergency, to protect human lives and property, to prevent damages to the mineral resources, environment and people's health and to indemnify for the damage incurred and its effects.

         8.7. OJSC "NAZYMGEODOBYCHA" shall provide training to the Russian personnel within the validity period of the Agreement..

         8.8. Before the start of operations in the Licensed Area, OJSC "NAZYMGEODOBYCHA" shall make ecological base line study in the territory of the Licensed Area and shall submit to Khantymansiyskgeolcom and the Committee for the Protection of the Environment and Mineral Resources of the Khanty-Mansi Autonomous Area the approved Program, which is kept in the license file, for the improvement of the Licensed Area ecology with yearly adjustments and indication of the specific time (the month and the year) of actions.

         In the course of its operations, OJSC "NAZYMGEODOBYCHA" shall meet the standards of tolerances for blowouts and disposals or the temporarily agreed-on limits for blowouts and disposals of contaminants, in compliance with article 45 of the Russian Federation Law "On the Protection of the Environment".

         8.9. OJSC "NAZYMGEODOBYCHA" shall meet the safety precautions specified in the project documentation and approved by the authorities of Gosgortekhnadzor.

         8.10. Once a decision is made to conserve (abandon) a mine working or a separate section of the mineral reserves or a block of licensed area, the mineral resources user within 3 weeks shall submit the Terms of Reference for the design of conservation (abandoning) of a mine working or a separate section of the mineral reserves or a block of licensed area and reclamation of lands to the regional authorities of Gosgortekhnadzor, the Committee for Land Resources and Land Management and the Committee for the Protection of the Environment and Mineral Resources for their review and approval.

The Terms of Reference shall be subject to the Authorities' approval.

         Once the Terms of Reference is agreed on and approved, the license holder shall draw up a project on conservation (abandoning) a mine working or a separate section of mineral resources or a block of licensed area and on reclamation of lands. The project shall be agreed on by the regional authorities of the Gosgortekhnadzor, the Committee for the Land Resources and Land Management and the Committee for the Protection of the Environment and Natural Resources and presented thereafter to the Authorities for approval.

         The abandonment and conservation operations shall be performed in compliance with the Abandonment and Conservation Project and article 25 of the Russian Federation Law "On Subsurface" and within the time limits stipulated therein.

         8.11. OJSC "NAZYMGEODOBYCHA" shall perform construction operations for the projects having a positive opinion of the state ecological expertise.

         8.12. OJSC "NAZYMGEODOBYCHA" shall carry out works adhering to the Russian Federation Law "On Protection and Use of Historical and Cultural Objects" and provide, in the process of the project elaboration, for an archeological expertise and compensation for destruction of or damage to historical and cultural objects.

         8.13. The relations between OJSC "NAZYMGEODOBYCHA" and the Administrations of the Nefteyugansk and Khanty-Mansi districts shall be maintained on the basis of the socio-economic agreements concluded in the course of license registration and thereafter, in compliance with the joint "Regulation of the Administration of the Khanty-Mansi Autonomous Area and the Committee for Subsurface of the Russian Federation No. 284/20" dated August 7, 1996, rolled over each three years.

               The socio-economic agreements shall be submitted to the Committee for Subsurface and the Administration of the Autonomous Area to be kept in the license file.

         8.14. The Parties have agreed to revise and adjust separate provisions of the Agreement in the time specified below:

         -  production level provisions - annually upon receipt of the RCDD
            (CCD) Protocol;
         - exploration scope provisions - annually upon reviewing prospecting plans;
         - oil recovery factor provisions- upon approval of reserves by the SER and CCR oil.

                   ARTICLE 9. POWERS OF OJSC "NAZYMGEODOBYCHA"

         9.1. OJSC "NAZYMGEODOBYCHA" shall be entitled, upon approval by the Authorities, to suspend field development pursuant to the current industry-related rules and standards. The time of development suspension shall be included in the License validity.

         9.2. OJSC "NAZYMGEODOBYCHA" shall be entitled to freely use any samples
(core), seismic tapes, results of a geophysical research of wells and any other documents drawn in the course of the Agreement operations and to submit such materials for processing, analysis and research to any organizations including foreign ones pursuant to the legislation of the Russian Federation.

         9.3. OJSC "NAZYMGEODOBYCHA" shall be entitled to acquire a license within the boundaries of the Licensed Area for production of widely occurring mineral resources including but not limited to clay, sand, limestone, gypsum and other such materials which may be needed to accomplish the Oil Operations, executing in such case all appropriate payments and taxes covered by the law.

         9.4. OJSC "NAZYMGEODOBYCHA" shall be entitled to drill water wells within the boundaries of the Licensed Area pursuant to a duly issued license for subsurface water production and to use the water of water basins for the purpose of works accomplishment, provided that the water use rules are met and the water use payments are executed as required by the legislation of the Russian Federation.

         9.5. For the purpose of works accomplishment, OJSC "NAZYMGEODOBYCHA" shall be entitled to use lands and infrastructure facilities (roads, rail ways, communication lines, public health centers, social facilities, etc.) on the usual terms making appropriate payments on the basis of current or special tariffs.

         9.6. The lands required for the works pursuant to License
XMH No ___________ HE shall be allotted in compliance with the Land Laws and the project documents duly approved.

                              ARTICLE 10. REPORTING

         10.1. OJSC "NAZYMGEODOBYCHA" shall provide the Authorities, upon a request of the latter, with an access to all originals of the documents pertaining to the works performed by OJSC "NAZYMGEODOBYCHA" in the Licensed Area including but not restricting to geological, geophysical and geological engineering reports, well construction reports, field development reports, financial and accounting documents and other documentation as required by the relevant Federal Laws, the Laws and Regulations of the Khanty-Mansi Autonomous Area and the Agreement.

         10.2. Not later than March 1 of each year, OJSC "NAZYMGEODOBYCHA" shall provide the Authorities with an annual license agreement progress report in the appropriate format and in compliance with the "Regulation Concerning Reporting on the Subsurface Use Requirements Fulfillment" dated July 15-20, 1994, No. 142-171 issued jointly by the Committee for Geology and the Use of Subsurface and the Administration of the Khanty-Mansi Autonomous Area .

         In accordance with the mutual agreement with OJSC "NAZYMGEODOBYCHA", the Authorities shall determine the formats, contents and periodicity of extra reports to be submitted by OJSC "NAZYMGEODOBYCHA".

         The Authorities shall secure confidentiality of the received information.

         10.3. Within a month, OJSC "NAZYMGEODOBYCHA" shall inform the Authorities about a discovery of oil and gas in the Licensed Area and provide all information pertaining to such discovery.

         10.4. The Authorities shall be entitled to inspect all Oil Operations, to accordingly carry out supervision of all operation stages and to attend, through their representatives, the well testing and other kinds of operations.

           ARTICLE 11. SUBJECTS OF LICENSING AND HYDROCARBON RESERVES

         11.1. The License shall cover the following formations:

-------------------------------------------------------------- ------------------------------------------
Deposit stratigraphic ID                                                Deposit cadaster number
------------------------------------ ------------------------- ------------------------------------------
In   State   Balance   of   Mineral        In cadaster
Mineral Reserves
------------------------------------ ------------------------- ------------------------------------------
                AS3                            AS3                               1871

------------------------------------ ------------------------- ------------------------------------------
               U(2-9)                          U(2-9)                            1872

------------------------------------ ------------------------- ------------------------------------------
                U(10)                          U(10)                       5571 (region 284)
------------------------------------ ------------------------- ------------------------------------------
                U(10)                          U(10)                       5553 (region 286)
------------------------------------ ------------------------- ------------------------------------------

         11.2. The field hydrocarbon reserves in the APRELSKOYE licensed area as stated by the State Balance of Mineral Reserves (Issue VI, OIL, volume 6, the West Siberian Region, the Khanty-Mansi Autonomous Area , Moscow, 1997) as of January 1, 1997 are tabulated below:

------------------------------------------ --------------- ----------------------------------------------
               DESCRIPTION                    CATEGORY                       TOTAL
                                                 OF        ----------------------------------------------
                                              RESERVES              OIL           GAS         CONDENSATE
------------------------------------------ --------------- -------------- ------------ ------------------
Geological reserves:                             C1            24502
  oil, thousand tons                             C2            84448
  gas, million m(3)                           C1 + C2         108950
  condensate, thousand tons
------------------------------------------ --------------- -------------- ------------ ------------------
Recoverable reserves:                            C1            6017           206
  oil, thousand tons                             C2            19127         1411
  gas, million m(3)                           C1 + C2          25144         1617
  condensate, thousand tons
------------------------------------------ --------------- -------------- ------------ ------------------
Oil recovery factor                                            0.23

------------------------------------------ --------------- -------------- ------------ ------------------

         11.3. In 2001, OJSC "NAZYMGEODOBYCHA" shall submit a Licensed Area Reserves Estimation Report first to the RRC and thereafter, to the State Expertise of Reserves of the Russian Federation.

                       ARTICLE 12. GEOLOGICAL EXPLORATION

         12.1. The licensed area carries 18 exploratory wells as of June 1, 1995.

         12.2. OJSC "NAZYMGEODOBYCHA" shall perform the following works on the BOLSHOYE licensed area pursuant to the Prospecting and Exploration Program for 1998-2002: in 1998:

         - revise the exploratory and appraisal well stock of the licensed area including the techntcal condition, replacement costs of the wells suspended, wells expecting to be suspended or abandoned and wells uncompleted;
         - estimate the well recovery cost and the cost of wells repair, abandonment and behavior control;
         - submit the information to the commission to facilitate a decision on sale of the well stock;
         -  perform recovery, re-activation and re-testing of the wells in 1999;
         - carry out detailed seismic surveys (740 km of seismic profiles)of BOLSHOYE licensed area in 1997-1999;
         - with the purpose of additional exploration, drill three prospecting/appraisal wells (well No.298, 299, 302, 8750 m) in 2000 and two prospecting/appraisal wells (No.297, 301, 5600 m) in 2001.

         12.3. OJSC "NAZYMGEODOBYCHA" after analyzing the geological exploratory works shall submit before July 1, 2001 the BOLSHOYE Field Pilot Operation Project to the Authorities for their review and approval.

         12.4. OJSC "NAZYMGEODOBYCHA" shall be entitled to develop new pools discovered by OJSC "NAZYMGEODOBYCHA" within the boundaries of the licensed area adhering to the depth restrictions. The relevant articles of the Agreement shall be adjusted within a year after the discovery of a new pool.

         12.5. Should OJSC "NAZYMGEODOBYCHA" prove, in the course of works in the licensed area, that a pool under development or exploration spreads into adjacent areas unlicensed by other companies, the Authorities shall either extend the boundaries of the licensed area on request of the mineral resources user or enter into another license agreement on the adjacent area with OJSC "NAZYMGEODOBYCHA" pursuant to the current legislation of the Russian Federation or take a decision to invite bidders for the adjacent area.

                         ARTICLE 13. TAXES AND PAYMENTS

         13.1. OJSC "NAZYMGEODOBYCHA" shall make all payments provided for by applicable Russian law and regulations of the Khanty-Mansi Autonomous Area.

         13.2. The license holder shall timely make regular payments pursuant to the current tax legislation of the Russian Federation:

         - for the right of prospecting and appraisal operations - 1% (one) of the prospecting and appraisal budget for the period of their execution.
         - for the right of exploration prior to bringing the field into development - 3% (three) of the estimated costs of ongoing geological exploration in the BOLSHOYE licensed area.

         The land tax shall comply with the Russian Federation Law "On the Land Tax".

         13.3. OJSC "NAZYMGEODOBYCHA" shall make payments referred to in Clause
13.2 above in Roubles or products, the form of such payment to be approved by the Administration of the Khanty-Mansi Autonomous Area by November 1 of the year preceding the year of planning.

         13.4. Payments for the right of the subsoil use shall be adjusted after a commercial discovery of hydrocarbons in the Licensed Area.

                         ARTICLE 14. OIL AND GAS PRICES

         14.1. In the event the OJSC "NAZYMGEODOBYCHA" Licensed Area yields products of a considerably different quality prices shall be fixed for each product type (oil, gas, etc.) and grade (quality).

                 ARTICLE 15. RECORDING OF PRODUCED HYDROCARBONS

         15.1. The mineral resources extracted from the Licensed Area shall be metered in full scope by the license holder and reflected in the accounting reports pursuant to the current legislation.

         15.2. OJSC "NAZYMGEODOBYCHA" shall meter the volumes and quantities of the extracted hydrocarbons using the methods and meters required by the current standards.

         15.3. The Authorities shall be entitled to check the installed meters as well as the metering methods and results.

         15.4. OJSC "NAZYMGEODOBYCHA" shall keep production records for each licensed object pursuant to Article 11 unless all licensed objects are developed as one object.

         15.5. OJSC "NAZYMGEODOBYCHA" shall equip each producing and each injection well with measuring units for daily measurements of the flow rate of the producing wells and the injectability of the injection wells.

         15.6. OJSC "NAZYMGEODOBYCHA" shall take individual precise measurements of the flow rate of each producing well and the injectability of each injection well at least once a week, with a compulsory registration of the obtained data. The frequency of taking well production measurements may be later adjusted subject to the well productivity.

         15.7. OJSC "NAZYMGEODOBYCHA" shall take individual precise measurements of the water content of oil fluid of each producing well at least once a week. The frequency of taking such measurements may be later adjusted.

         15.8. The development and control over the development of the Licensed Area and licensed objects shall be carried out in accordance with the Oil and Oil-Gas Field Development Rules, Laws and Regulations of the Russian Federation and the Khanty-Mansi Autonomous Area.

                     ARTICLE 16. NATURAL AND ASSOCIATED GAS

         16.1. In the event of a discovery of Natural Gas reserves, OJSC "NAZYMGEODOBYCHA" shall upon proper study and consultations with the Authorities, determine the Commercial Nature of the discovery. Should the discovery be declared commercial all provisions of this Agreement shall apply.

         In such case OJSC "NAZYMGEODOBYCHA" may be granted other special concessions provided they are justified by particular conditions of the Natural Gas Field.

         If it is necessary to determine the quality of Natural Gas for production sharing and cost recovery purposes, then it shall be assumed that 1,150 cu m of gas are equivalent to 1 t of oil.

         This convention may be adjusted after the discovery of the Natural Gas deposits subject to actual quality and composition of Natural Gas.

         16.2. A part of Associated and Natural Gas neither intended for sale nor included in the product required for the Oil Operations shall be efficiently used to enhance Crude Oil production through injection into gas-bearing reservoirs. The flaring of Associated and Natural Gas shall comply with standards approved by the Authorities, the State Mining Safety Inspection (Gosgortekhnadzor) and the Regional Committee for Protection of the Environment and Natural Resources.

                    ARTICLE 17. OIL AND GAS PRODUCTION LEVELS

         17.1. The BOLSHOYE field shall be put into operation in 2002.

         17.2. The hydrocarbons extraction during the exploration shall not exceed 5% of the total recoverable reserves (C1 + C2), i.e. 1257.2 thousand tons.

         17.3. The oil and gas production volumes agreed with the Committee for Oil and Gas of the Administration of the Khanty-Mansiysk Autonomous in the form of additional agreements shall be re-determined with each commercial opening in the BOLSHOYE licensed area by the relevant decisions of the CCRD after prospecting and appraisal drilling is completed, field pilot operation program is fulfilled and preparation of working documentation is completed.

         The additional agreements on oil and gas production shall be submitted to the Committee for Natural Resources of the Khanty-Mansi Autonomous Area to be kept in the license file.

         17.4. Upon receipt of a new Program, the oil production volumes for the entire period of the field development shall be revised.

                        ARTICLE 18. ACCOUNTING AND AUDIT

         18.1. The mineral resources extracted from the Licensed Area shall be fully accounted for by the license holder and in the event of transfer to other organizations, reflected in the sales accounts.

         18.2. For the purposes of this Agreement, the Russian statutory accounting and auditing standards shall be used.

         18.3. All the originals of accounting books and registers as well as the relevant documentation shall be kept in the territory of the Russian Federation. A foreign partner of OJSC "NAZYMGEODOBYCHA" shall be entitled to take the copies of the accounting documents abroad if this is not contradictory to the agreed-on confidentiality conditions.

         18.4. The Authorities shall be responsible for their own inspection/audit-related expenses, costs and risks.

         18.5. OJSC "NAZYMGEODOBYCHA" shall provide transport facilities at its own expense for inspections and checks in the Licensed Area.

                           ARTICLE 19. CONFIDENTIALITY

         19.1. All information received or acquired by a Party during its operations shall be deemed confidential. The procedure and conditions of such information use and protection shall be specified by the information owner pursuant to the Russian Federation Law "On Information, Information Technology and Protection of Information ".

         19.2. Any information not subject to unauthorized access to avoid damage to its owner, holder, user or other parties shall be duly protected. The information proprietor may execute control over compliance with information owner requirements and prohibit or suspend processing of such information in case of non-compliance.

         19.3. Unless otherwise provided for by applicable law confidentiality provisions contained in this Article shall remain in effect for five (5) years after termination hereof.

                   ARTICLE 20. RESPONSIBILITIES OF THE PARTIES

         20.1. OJSC "NAZYMGEODOBYCHA" shall be fully liable to the Authorities or/and third parties for the consequences of any actions, decisions or omissions of OJSC "NAZYMGEODOBYCHA" or its employees.

         20.2. OJSC "NAZYMGEODOBYCHA" shall not be liable for any damage incurred during the Agreement validity by third parties or the Authorities.

         20.3. The Authorities shall be fully liable for their actions pursuant to the Russian Federation legislation and shall indemnify losses caused by the wrongful actions in compliance with the law.

                               ARTICLE 21. WAIVER

         21.1. Any waiver of undertakings by either Party shall be executed in writing and signed by both Parties.

                               ARTICLE 22. NOTICES

         22.1. Any notices, applications, requests, etc. required or permitted hereunder shall be in writing and shall be deemed duly executed or made if delivered by courier, mail, telegraph, teletype or fax.

         The Parties shall inform each other in writing of relevant addresses and any modifications thereof.

A notice shall become effective at the time of its receipt or rejection.

                            ARTICLE 23. GOVERNING LAW

         23.1. This Agreement, its provisions and Articles shall be governed, interpreted and construed according to law of the Russian Federation and regulations of the Khanty-Mansi Autonomous Area.

                             ARTICLE 24. ARBITRATION

         24.1. The Parties shall take every effort to settle all disputes which may in connection with the performance of this Agreement during its term or thereafter by means of amicable negotiations.

24.2. If the Parties fail to settle a dispute referred to in Clause 24.1 above within ninety (90) day of a written notification by either Party, either Party may give the other Party a ninety (90) days notice of its intention to submit the matter for final settlement by arbitration in the manner provided for by applicable Russian law.

                              ARTICLE 25. INSURANCE

         25.1. Within ninety (90) days after the Agreement is put in force, OJSC "NAZYMGEODOBYCHA" shall develop and submit for approval of the Authorities an analysis of risks, appraisal of the values to be insured for justification of insurance units and insurance premiums as well as a general operations insurance program pursuant to the Federal laws and with due account of international standards and rules.

         OJSC "NAZYMGEODOBYCHA" shall be fully responsible for acquiring and maintaining an insurance policy which OJSC "NAZYMGEODOBYCHA" shall decide appropriate.

         The insurance system shall provide, among other things, for a commercially reasonable recovery of losses or damage to all constructions and technical aids used in the process of operations, environmental provisions, property insurance and reliability of third parties.

         25.2. OJSC "NAZYMGEODOBYCHA" shall secure the Authorities from any claims, suits, actions or proceeding brought against the AUTHORITIES by OJSC "NAZYMGEODOBYCHA" employees or their dependants for an injury, professional disease, death or damage to personal property occurred in connection with or arising from implementation of the Agreement or a failure to implement thereof or a negligence or an omission of OJSC "NAZYMGEODOBYCHA".

         25.3. OJSC "NAZYMGEODOBYCHA" shall select insurers at its own discretion, giving a preference to Russian companies if they offer competitive prices and prove their creditworthiness towards other foreign companies.

         25.4. The insurance premium cost plus indemnities for uncovered losses less the compensations for damages or losses received from insurers shall be accounted for pursuant to the established procedure.

                            ARTICLE 26. MISCELLANEOUS

         26.1. The titles used in the Agreement shall be used exclusively for the purpose of convenience and shall not exercise any effect on the terms and interpretations thereof.

         26.2. Any adjustments, corrections, amendments or cancellations of the Agreement provisions shall be made exclusively through a document in the written form signed by both Parties.

         26.3. The Authorities shall timely provide OJSC "NAZYMGEODOBYCHA" with all legal documents, technical standards and other official documentation of the Russian Federation and the Khanty-Mansi Autonomous Area or of any other companies and organizations which may influence the effective execution of the Oil Operations.

         26.4. OJSC "NAZYMGEODOBYCHA" shall be entitled to arrange for and apply for due registration of any divisions, representative offices, units or affiliates which purpose shall be implementation of this Agreement.

         26.5. Should any part of the Agreement become void, such provisions shall be deemed withdrawn from the Agreement and the rest part thereof shall retain in full strength and force upon a written consent of the Parties.

         26.6. The License Agreement shall be adjusted after a discovery of hydrocarbon production reserves by OJSC "NAZYMGEODOBYCHA".

                   ARTICLE 27. LEGAL ADDRESSES OF THE PARTIES

          MINISTRY OF NATURAL RESOURCES OF THE RUSSIAN FEDERATION:

         4/6, B. Gruzinskaja str., Moscow, 123812, the Russian Federation

         ADMINISTRATION OF  KHANTY-MANSI AUTONOMOUS AREA:

         5, ul. Mira, the city of Khanty-Mansiysk of the Tyumen Region, Khanty-Mansi Autonomous Area , 626200, the Russian Federation

LEGAL ADDRESS OF OPEN JOINT STOCK COMPANY "NAZYMGEODOBYCHA":

12, ul. Stroitelei, the city of Khanty-Mansiysk, the Khanty-Mansiysk district, Khanty-Mansi Autonomous Area , the Tyumen region, 626200, the Russian Federation

                           ARTICLE 28. EFFECTIVE DATE

This Agreement shall come into effect on the date of the License re-registration.

For the Russian Federation:                                For the Russian Federation member:
AUTHORIZED REPRESENTATIVE OF                               GOVERNOR OF KHANTY-MANSI
MINISTRY OF NATURAL RESOURCES                              AUTONOMOUS AREA
OF THE RUSSIAN FEDERATION,
CHAIRMAN OF THE COMMITTEE
 OF NATURAL RESOURCES OF KHANTY-
MANSI AUTONOMOUS AREA
SERGEEVA NADEZHDA ALEXANDROVNA                             FILIPENKO ALEXANDER VASILIEVICH

-------------------------------------------------          ----------------------------------------------
                  (signature)                                               (signature)
                JANUARY 19, 1998                                         JANUARY 22, 1998

Stamp:  Ministry of Natural                                 Stamp: Administration of  Khanty-
Resources of the Russian Federation                         Mansi Autonomous Area  of  Tyumen
Committee of Natural Resources of                           Region
Khanty-Mansi Autonomous Area

                          FOR OPEN JOINT STOCK COMPANY
                               "NAZYMGEODOBYCHA",
                                    LICENSEE:

                                DIRECTOR GENERAL
                           OF OPEN JOINT STOCK COMPANY
                                "NAZYMGEODOBYCHA"
                           PERSHIN ALEXANDER PAVLOVICH

                            -------------------------
                                   (signature)
                                 JANUARY 9, 1998

                                  ADDENDUM NO.2

                                                      to License XMH No 10586 HE

                                   SURVEY MAP
                          OF THE BOLSHOYE LICENSED AREA
                                SCALE 1 : 200000

----------------------------------------------------- ---------------------------------------------------
DIRECTOR GENERAL OF  OJSC
"NAZYMGEODOBYCHA"                            A. P. PERSHIN
----------------------------------------------------- ---------------------------------------------------
----------------------------------------------------- ---------------------------------------------------
CHIEF GEOLOGIST OF THE COMMITTEE FOR
NATURAL RESOURCES OF THE  KHANTY-
MANSI AUTONOMOUS AREA                        C. Y. SHUTKO
----------------------------------------------------- ---------------------------------------------------
----------------------------------------------------- ---------------------------------------------------
CHAIRMAN  OF THE COMMITTEE FOR OIL,
GAS AND MINERAL RESOURCES OF
ADMINISTRATION OF THE KHANTY-MANSI           H. I. ZMANOVSKI
AUTONOMOUS AREA

----------------------------------------------------- ---------------------------------------------------